Exhibit 10.1
NINTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Ninth Amendment to Amended and Restated Loan and Security Agreement is made and entered into as of March 1 7, 2016 (the "Amendment" ) by and among PACIFIC WESTERN BANK, a California state chartered bank ("Bank") and TRUPANION, INC. and TRUPANION MANAGERS USA, INC. (each a "Borrower'', and collectively "Borrowers").

RECITALS

Borrowers and Bank (as successor in interest by merger to Square l Bank) are parties to that certain Amended and Restated Loan and Security Agreement dated as of August 24, 2012 (as amended from time to time, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

l ) Section 2.3(a)(i) of the Agreement is hereby amended and restated, as follows:

(i)    Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of (x) 1.25% above the Prime Rate then in effect, or (y) 4.50%.

2) Section 6.2(viii) of the Agreement is hereby amended and restated, as follows:

(viii) as soon as available, but in any event no later than the earlier of (a) 30 days following the Borrower's Board's approval, or (b) February 15 of each fiscal year of Borrower, a Board-approved, fully-funded operating plan of Borrower for the then-current fiscal year of Borrower, which shall include, without limitation, monthly balance sheet, cash flow, and profit and loss projections, produced by Borrower for such fiscal year, reasonably acceptable to Bank. Bank acknowledges that it has received a Board-approved, fully-funded operating plan of Borrower for the 20 l 6 fiscal year.

3) Section 6.6 of the Agreement is hereby amended and restated, as follows:

6.6 Accounts. With the exception of (a) cash and investments required to be maintained outside Bank or Bank's Affiliates due to regulatory restrictions (including, without limitation, cash and other assets and investments held in Trust Accounts), and (b) cash not to exceed a total aggregate amount of $6,000,000 on or before July 22, 2016, and $4,000,000 at all times thereafter, held outside of Bank in an account of WICL Segregated Account for the purpose of meeting capital requirements associated with the Borrower's Canadian business, the Borrower and each of its Subsidiaries shall maintain all of its cash with Bank or Bank's Affiliates in custodial accounts, provided that such accounts are not objected to by state insurance regulators. Bank acknowledges that the Insurance Company Subsidiary is restricted from maintaining more than 10% of its capital and surplus at any one financial institution.

Trupanion, Inc. -9th Amendment 10 A&R LSA

4) Section 6.7(c) of the Agreement is hereby amended and restated, as follows:

(c)    Average Monthly Revenue. Measured on a rolling three months basis, Borrowers shall achieve at least the levels of average Revenues set forth in the table immediately below.

Reporting Period Ending	Revenue
January 31, 2016	$12,750,000
February 29, 2016	$12,100,000
March 31, 2016	$11,520,000
April 30, 2016	$11,780,000
May 31, 2016	$12,090,000
June 30, 2016	$12,390,000
July 31, 2016	$12,730,000
August 31, 2016	$13,090,000
September 30, 2016	$13,450,000
October 31, 2016	$13,810,000
November 30, 2016	$14, 150,000
December 31, 2016	$14,500,000
January 31, 2017	$14,990,000
February 28, 2017	$15,510,000
March 31, 2017	$16,110,000
April 30, 2017	$16,630,000
May 31, 2017	$17, 190,000
June 30, 2017	$17,440,000
July 31, 2017	$18,380,000

Average Revenue levels for subsequent reporting periods will be set by Bank, acting reasonably and based upon the board approved, fully-funded operating plan to be provided by Borrowers pursuant to Section 6.2(viii).

5) Section 6.7(d) of the Agreement is hereby amended and restated, as follows:

(d) Maximum EBITDA Loss/Minimum EBITDA. Measured monthly and calculated on a trailing three-months basis, Borrowers' consolidated EBITDA loss shall not exceed the amounts set forth in the table immediately below for the corresponding reporting periods.

Trupanion, Inc. -9th Amendment to A&R LSA

Reporting Period Ending	Maximum EBITDA Loss
January 31 , 2016	$(2,410,000)
February 29, 2016	$(3,230,000)
March 31, 2016	$(2,920,000)
April 30, 2016	$(2,940,000)
May 31, 2016	$(2,990,000)
June 30, 2016	$(2,790,000)
July 31, 2016	$(2,730,000)
August 31, 2016	($2,730,000)
September 30, 2016	($2, 190,000)
October 31, 2016	$(1,760,000)
November 30, 2016	$(960,000)
December 31, 2016	$(650,000)
January 31, 2017	$(1,090,000)
February 28, 2017	$(1,100,000)
March 31, 2017	$(2,030,000)
April 30, 2017	$(1,630,000)
May 31, 2017	$(2,610,000)
June 30, 2017	$(2,330,000)
July 31, 2017	$(1,910,000)

EBITDA levels for subsequent reporting periods will be set by Bank, acting reasonably and based upon the board approved, fully-funded operating plan to be provided by Borrowers pursuant to Section 6.2(viii).

6) A new Section 6.12 is hereby added to the Agreement, as follows:

6.12 WICL Segregated Account. On or before April 1 , 2016, WICL Segregated Account shall have granted Bank a valid, first priority security interest in the shares of WICL Segregated Account issued to the Borrower.

7) Section 8.2(a) of the Agreement is hereby amended and restated, as follows:

(a) If a Borrower fails to perform any obligation under Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.10, or 6.12, or violates any of the covenants contained in Article 7 of this Agreement;

Trupa11ion, Inc. -9th Amendment to A&R LSA

8) The following defined term set forth in Exhibit A to the Agreement is hereby amended and restated, as follows:

"Revolving Maturity Date" means July 23, 2017; provided, however, that the Revolving Maturity Date will be automatically renewed for an additional 12 month period, unless Bank provides Borrower written notice that it will not extend the Revolving Maturity Date at least 11 months prior to the then current Revolving Maturity Date.

9) Subsection (c) of the defined term "Permitted Indebtedness" in Exhibit A to the Agreement is hereby amended and restated, as follows:

"(c) Indebtedness not to exceed $1,000,000 in the aggregate in any fiscal year of Borrowers secured by a lien described in clause (c) of the defined term "Permitted Liens", provided such Indebtedness does not exceed the lesser of the cost or fair market value of the property financed with such Indebtedness;"

10) Subsection (c) of the defined term "Permitted Liens" in Exhibit A to the Agreement is hereby amended and restated, as follows:

"(c) Liens not to exceed $1,000,000 in the aggregate (i) upon or in any Equipment (other than Equipment financed by a Credit Extension) acquired or held by a Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or
(ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;"

11) The following defined term is hereby added to Exhibit A to the Agreement, as follows:

"WICL Segregated Account" means WICL Segregated Account AX, a segregated cell organized under the laws of Bermuda.

12) A new subsection (I) is hereby added to the defined term "Permitted Investment" in Exhibit A to the Agreement, as follows:

"(I) 300,000 Series A units of DataPoint, LLC ("Datapoint"), representing a 13.04% membership interest in Datapoint, which Borrower purchased for a total purchase price of
$300,000 on or about September 18, 2015."

13) Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower

Tr11pa11ion, Inc. -9th Amendment to A&R LSA

ratifies and reaffirms the continuing effectiveness of all agreements entered into in connect ion with the Agreement.

14) Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

15) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

16) As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a) this Amendment, duly executed by each Borrower;

b) payment of a facility fee in the amount of $12,500, which may be debited from any of Borrowers' accounts;

c) payment of all Bank Expenses, including Bank's expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrowers' accounts; and

d) such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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Trupanion, Inc. -9th Amendment to A&R LSA

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TRUPANION, INC.

By: ______________________

Name: Darryl Rawlings

Title: CEO

TRUPANION MANAGERS USA, INC.

By: ______________________

Name: Darryl Rawlings

Title: CEO

PACIFIC WESTERN BANK

By: ______________________

Name: Evan Travis

Title: SVP

[Signature page to Ninth Amendment to Amended and Restated Loan and Security Agreement]